Exhibit 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-50927) of Chyron Corporation of our report dated June 9, 2003 relating to the financial statements of Chyron Corporation Employees' 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Melville, New York

June 26, 2003